EXHIBIT 10

LEASE AGREEMENT

XENON RESEARCH, INC.

as Landlord

AND

FARO TECHNOLOGIES, INC.

as Tenant

DATED: As of August 8, 2006

THIS LEASE AGREEMENT (the “Lease”) is made as of August 8, 2006 between Xenon Research, Inc. (“Landlord”), a Florida corporation having its principal place of business at 1640 East Adams Drive, Maitland, Florida 32751 and FARO Technologies, Inc. (“Tenant”) a Florida corporation having its principal place of business at 125 Technology Park, Lake Mary, Florida 32746.

WITNESSETH:

Landlord and Tenant do hereby covenant and agree as follows:

ARTICLE I

DEMISED PREMISES

Section 1.1. Landlord does hereby lease and demise unto Tenant and Tenant does hereby hire and take from Landlord, all those certain plots, pieces or parcels of land, together with the buildings, structures and improvements thereon, located at 125 Technology Park, Lake Mary, Florida 32746 (said land, together with any and all buildings, structures and improvements now or hereafter erected thereon by Landlord or Tenant, being hereinafter referred to as the “Demised Premises”).

ARTICLE II

TERM

Section 2.1. The term of this Lease shall commence as of July 1, 2006 (the “Commencement Date”) and expire at midnight on July 1, 2011, both dates inclusive, unless sooner terminated as hereinafter provided (the “Initial Term”). Thereafter, this Lease shall automatically renew for one (1) successive term of five (5) years, unless Tenant provides Landlord written notice of non-renewal, which notice is delivered at least 90 days prior to the end of the then current term of this Lease (hereinafter the “Renewal Term,” and hereinafter the Initial Term and the Renewal Term are collectively referred to as the “Term”). The date the Lease expires pursuant to this paragraph or such earlier termination date as may be provided for elsewhere in this Lease shall be referred to as the “Expiration Date.”

Section 2.2. Notwithstanding anything to the contrary in Section 2.1 hereof, Tenant may in its sole discretion terminate this Lease after three (3) years from the Commencement Date upon written notice delivered to Landlord, which notice shall be delivered one (1) year prior to the date upon which Tenant wishes to early terminate this Lease. The parties agree and acknowledge that the early termination right set forth in this Section 2.2 is a one time right which shall become effective and may be exercised after three (3) years from the Commencement Date. Upon this earlier termination, the parties shall be released from any and all further liability and obligations under this Lease (including Tenant’s obligation to pay Fixed Rent and Additional Rent) other than those obligations which specifically survive termination of this Lease.

ARTICLE III

RENT AND ADDITIONAL RENT

Section 3.1. During the first year of the Initial Term, Tenant shall pay to Landlord, as fixed rent (the “Fixed Rent” ) for the Demised Premises $302,750.00 per annum payable in equal monthly installments, each in advance on the first day of each month during the first year of the Initial Term hereof, and without offset or deduction of any kind whatsoever, except as herein specifically set forth. Commencing on the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter during the Initial Term and Renewal Term, the Fixed Rent shall be increased by an amount equal to the product of three percent (3%) multiplied by the Fixed Rent for the immediate preceding twelve month period. During the Term, Tenant shall pay to Landlord the Fixed Rent payable in equal monthly installments, each in advance on the first day of each month during the term hereof, without offset or deduction of any kind whatsoever, except as herein specifically set forth.

Section 3.2. Tenant shall also pay and discharge as additional rent (the “Additional Rent”) all other amounts, liabilities and obligations of whatsoever nature that Tenant assumes or agrees to pay under this Lease. In the event of any failure on the part of Tenant to pay any of the Additional Rent, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Fixed Rent.

Section 3.3. Except as provided in Section 3.6, Tenant further agrees to pay, in addition to, but not in lieu of, the Fixed Rent or Additional Rent any and all sales and use tax now or hereafter imposed by any governmental entity upon, applicable to, or measured by or on the Fixed Rent and Additional Rent and any other charge payable to Landlord under this Lease. Tenant shall pay to Landlord, concurrently with each such payment of Fixed Rent and Additional Rent, or such other charges hereunder, the amount of sales and use tax attributable to the payment being made to Landlord. If any such tax is required to be paid to the governmental taxing authority directly by Landlord, whether during the Term of the Lease or subsequent to the termination of this Lease (including any underpayments, if such tax is levied on the amounts paid by Tenant), then Landlord upon demand shall be fully reimbursed by Tenant for such payment.

Section 3.4. All Fixed Rent and Additional Rent payable hereunder shall be made payable to Landlord and sent to Landlord’s address as above set forth, or to such other person or persons or at such other place as may be designated by notice from Landlord or Landlord’s successors, to Tenant, from time to time, and shall be made in United States currency which shall be legal tender for all debts, public and private.

Section 3.5. This Lease shall be deemed and construed to be a “net lease” and Tenant shall pay to Landlord, absolutely net through the Expiration Date, the Fixed Rent and Additional Rent without deduction, abatement, or set-off whatsoever, except for any deduction, set-off, or abatement permitted under this Lease. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as otherwise provided in this Lease.

Section 3.6. Landlord shall be responsible for the payment of “Taxes” (as hereinafter defined) and “Insurance Expenses” (as hereinafter defined”) for the Demised Premises. In addition to the monthly payment of Fixed Rent as set forth above, Tenant shall be responsible for an additional amount to be computed annually based on the amount of the Taxes and Insurance Expenses covering the Demised Premises (hereinafter referred to as the “Premium”). The Premium shall be adjusted annually based upon increases in the Taxes and Insurance Expenses covering the Demised Premises. This Premium shall be construed as Additional Rent and shall be paid monthly in addition to monthly Fixed Rent.

For purposes of this Section 3.6, “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Demised Premises or any part thereof or interest therein including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole and absolute discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Demised Premises. Nothing in this section shall be deemed to change or alter the amounts of insurance Tenant is to carry as set forth below.

For purposes of this Section 3.6, “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments included within any tax bill for the Demised Premises or any part thereof, including, without limitation, entitlement fees, allocation unit fees and or penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Demised Premises, or any part thereof, or the Fixed Rent and other sums payable hereunder by Tenant..

For purposes of establishing the Premium for the initial year of the Term, the parties will use the ad valorem tax bill for the preceding year if the new ad valorem tax bill has not be issued and the preceding years insurance premium invoices for the Demised Premises. Every year, the Premium to be paid monthly from Tenant to Landlord in addition to the monthly Fixed Rent shall be adjusted to reflect changes in the Taxes and Insurance Expenses.

ARTICLE IV

USE OF PREMISES

Section 4.1. The Demised Premises may be used and occupied for manufacturing, assembly, distribution, storage, and office facilities or for any other lawful use or purpose whatsoever.

Section 4.2. Tenant shall not use or knowingly permit to be used any part of the Demised Premises for any unlawful or disreputable purpose.

Section 4.3. Tenant shall obtain all necessary, permits, licenses, and consents from any or all appropriate governmental authorities to conduct its business, and shall keep such permits, licenses, and consents in full force and effect.

Section 4.4. Landlord shall, if necessary, execute any applications or documents which may be reasonably required by Tenant in connection with the operation of the Demised Premises as provided in this Article IV; provided, however, that Landlord shall in no event be obligated to pay or incur any obligation, expense or liability of any nature whatsoever in connection therewith.

Section 4.5. The statement in this Lease of the nature of the use by Tenant of the Demised Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such use may be conducted in the Demised Premises or is lawful or permissible under any existing certificate of occupancy or is otherwise permitted by law. In the event that Tenant is unable to use or operate the Demised Premises for the purposes as set forth in Section 4.1 hereof due to circumstances beyond the control of Tenant, Tenant shall have the option of terminating this Lease upon 90 days written notice to Landlord.

ARTICLE V

CONDITION OF PREMISES, ALTERATIONS AND REPAIRS

Section 5.1. Tenant has examined the Demised Premises, is familiar with the physical condition thereof and is leasing the Demised Premises “AS IS”. Landlord has not made and does not make any representations or warranties, either express or implied, as to the physical condition, expenses, operation, use and maintenance, or any other matter or thing affecting or related to the Demised Premises.

Section 5.2.

A. Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, the roof, the outside walls, the structural portions of the Demised Premises, and the electrical, plumbing, and HVAC systems servicing the Demised Premises. Landlord shall make repairs or replacements or cause them to be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant. All maintenance shall be performed in a manner reasonably intended to minimize disturbance of Tenant’s business. At Tenant’s request, any such maintenance shall be performed during non-business hours. If Landlord fails to undertake and complete all any maintenance or repairs as required under this Lease, the failure of which materially and adversely affects Tenant’s business operations, then thirty (30) days after written request (or such longer period as is necessary if the repair cannot be reasonably completed within the thirty (30) day period and Landlord commences within such 30 day period and is diligently pursuing completion of such repair), Tenant shall have the right, to undertake and complete such maintenance or repairs at Landlord’s cost and expense. In performing such work, Tenant shall (i) proceed in accordance with the applicable provisions of this Lease and all applicable laws; (ii) use only such contractors, suppliers, etc. as are duly licensed in the State of Florida and insured to effect such repairs and who perform such repairs in first class buildings in the normal course of their business; (iii) upon commencing such repairs, complete the same within a reasonable period of time, (iv) effect such repairs in a good and workmanlike quality; (v) use new materials; and (vi) indemnify and hold Landlord and its lender(s), if any, harmless from any and all liability, damage and expense arising from injury to persons or personal property arising out of or resulting from Tenant’s exercise of such rights. Landlord shall have thirty (30) days from receipt of Tenant’s invoice(s) for such costs to make payment in full. In the event Landlord fails to tender full payment within said thirty (30) day period, Tenant may thereafter begin to offset such costs against up to 10% of each monthly installment of Fixed Rent due under this Lease until the entire cost has been recovered.

B. Except as provided in Section 5.2(A) above, Landlord shall have no maintenance obligation with respect to the Demised Premises and no obligation to make any repairs, in, on, or to the Demised Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Demised Premises, including all improvements, throughout the Lease Term, except to the extent expressly set forth in Section 5.2(A). Tenant shall maintain the Demised Premises (including, without limitation, all furniture, fixtures, equipment, and decorations) in good repair and in a clean, attractive, first-class condition. Without limiting the generality of foregoing, Tenant agrees to repair, replace, and maintain in good and operational order and condition the non-structural interior portions of the Demised Premises, including interior doors, interior windows, plate and window glass, floor coverings, wall coverings, furniture, fixtures, equipment, and appliances and the electrical and mechanical systems not considered office standard which have been installed for the exclusive use and benefit of Tenant such as electrical services for computers or similar items and security or telephone systems for the Demised Premises. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Demised Premises.

C. In no event shall Landlord be required to repair any items it is required to do so under Section 5.2(A) due to the gross negligence or intentional wrongful acts of Tenant, its employees, agents or anyone else under its direct control.

Section 5.3.

A. Tenant may, at its sole cost and expense, make changes, alterations, installations, additions or improvements in or to the Demised Premises of any nature or kind with Landlord’s prior written consent in each instance (not to be unreasonably withheld, conditioned or delayed), provided only that, upon its completion, each such change, alteration, installation or improvement will not, in Landlord’s reasonable judgment, materially lessen the fair market value of the Demised Premises nor change the primary usage or character of the Demised Premises. All fixtures (other than trade fixtures, office furniture and removable equipment), fences, railings, structures, other improvements and equipment installed in or upon the Demised Premises at any time, either by Tenant or by Landlord on Tenant’s behalf, whether prior to or during the Term, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless (i) Landlord, by notice to Tenant no later than thirty (30) days prior to the date fixed as the termination of this Lease, elects to have the same removed or demolished by Tenant, in which event, the same shall be removed or demolished from the Demised Premises by Tenant forthwith, at Tenant’s expense. Nothing in this Article shall be construed to prevent Tenant’s removal of trade fixtures furnished or installed by Tenant, but upon removal of any such trade fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to such installation and Tenant shall repair any damage to the Demised Premises caused by such removal. All property permitted or required to be removed by Tenant which remains in the Demised Premises at the end of the term shall be deemed abandoned and may, at the election of Landlord, either (i) be retained by Landlord as its property without payment therefor or (ii) be disposed of by Landlord without accountability to Tenant as Landlord may see fit. Whether Landlord retains such abandoned property as its property or disposes of it as aforesaid, all costs of removal and repair to the Demised Premises incurred by Landlord in connection with said abandoned property shall be paid by Tenant to Landlord on demand, which payment obligation shall survive the expiration or earlier termination of the Term.

B. Tenant shall, before making any changes, alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such worker’s compensation, general liability, personal and property damage insurance as Landlord may from time to time reasonably require. Tenant agrees to obtain and deliver to Landlord, to the extent permitted by applicable law, written and unconditional waivers of mechanic’s liens upon the Demised Premises for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, sub-contractors, materialmen and laborers to become involved in such work.

C. In accordance with the applicable provisions of the “Construction Lien Law” and specifically Section 713.10, Florida Statutes, no interest of Landlord, whether personally or in the Demised Premises, shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify, as required by state law, the contractor making such improvements to the Demised Premises of this provision exculpating Landlord's liability for such liens. Upon Landlord’s request, Tenant shall execute the memorandum attached hereto as Exhibit “A” or a form with similar content prepared by Landlord.

Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Demised Premises, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's agents, Tenant will discharge the same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon from the date of such expenditure at the highest rate allowed by law.

ARTICLE VI

INSURANCE

Section 6.1. Tenant shall keep in force at Tenant’s expense so long as this Lease remains in effect and during such other times as Tenant occupies the Demised Premises or any part thereof, a policy or policies of comprehensive general commercial liability insurance, with the premiums thereon fully paid on or before the due dates, for Tenant’s own protection covering the Demised Premises and Tenant’s use thereof, in reasonable amounts as reasonably determined by Landlord, or such greater amounts as may be reasonably required from time to time by a mortgagee. Tenant shall also keep in force fire, extended coverage and water damage insurance for Tenant’s personal property, including, but not confined to inventory, trade fixtures, floor coverings, furniture and all other property of Tenant whether removable or not at termination of this Lease, including leasehold betterments and improvements; such insurance on leasehold betterments and improvements shall be in amounts sufficient to cover the full replacement cost of any repair or reconstruction from any such hazard during the entire Term, such insurance naming the Landlord as an additional named insured as its interest may appear. Tenant shall also maintain business interruption insurance and employers’ liability insurance as may be customary, prudent or appropriate during the term of this Lease. Tenant shall maintain such worker’s compensation insurance as statutorily required.

Section 6.2. Landlord shall keep in force casualty, fire, extended coverage and water damage insurance insuring Landlord’s interest in the Demised Premises.

Section 6.3. All insurance maintained by Tenant and Landlord pursuant to this Article shall provide that (i) no cancellation, material change or reduction thereof shall be effective until at least thirty (30) days after written notice thereof is given to Landlord or Tenant as applicable, (ii) the rights of the insured(s) to receive and collect the proceeds thereof shall not be diminished because of any additional insurance carried by Landlord on its own account, (iii) all losses shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of such insurance payment and notwithstanding the occupation of the Demised Premises for purposes more hazardous than permitted by the terms of such policy; (iv) be written with insurance companies authorized to do business in Florida, reasonably acceptable to Landlord, and having an A. M. Best Rating of A-/VIII or better in Best’s Insurance Guide (or a similar rating in an equivalent publication if Best’s Insurance Guide is no longer in publication); and (v) be written on an occurrence basis and endorsed to name Landlord and Landlord’s mortgagee, if any, as additional insureds.

Section 6.4. At either Landlord or Tenant’s request at any time following the commencement of the Initial Term, either party shall deliver to other party certificates of insurance and copies of the insurance policies evidencing the insurance required to be maintained under this Article. Landlord and Tenant also shall deliver to the other party at least thirty (30) days prior to the expiration date of any such policy or policies or any other policies required to be maintained under this Article (or of any renewal policy or policies), certificates for the renewal policies of such insurance. Each party covenants to furnish to the other party promptly upon the other party’s request copies of insurance policies required to be maintained by the applicable party hereunder, certified by the insurance carrier or broker.

Section 6.5. To the extent permitted by law and to the extent that insurance is in force and collectible, Landlord and Tenant each hereby release and waive all right each of them would have against the other, by any of subrogation or otherwise, arising from or caused by any hazard covered by insurance on the Demised Premises. Each party shall obtain such release and waiver from each insurance company issuing the policies required under Lease.

Section 6.6. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Demised Premises which will contravene Landlord’s policies insuring against loss or damage by fire or other hazards, including, but not limited to, public liability, or which will prevent Landlord from securing such policies in companies acceptable to Landlord. If anything is done, permitted to be done or suffered to be done by Tenant or kept in, upon and about the Demised Premises which shall cause the rate of fire or other insurance on the Demised Premises in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Demised Premises for the permitted use or permitted uses made thereof, Tenant shall pay, as Additional Rent hereunder, the amount of any such increase promptly upon demand by Landlord and shall cease such action until such payment is made.

Section 6.7. Tenant waives any rights of action against Landlord for loss or damage to its improvements, fixtures and personal property in the Demised Premises, except damage caused by the gross negligence or misconduct of Landlord, its agents or employees.

Section 6.8. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for any loss or damage that may occur to the Demised Premises or any improvements thereto or thereon, or any personal property of such party therein or thereon, by reason of fire, the elements, or any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in this Article, regardless of cause or origin, including the negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

ARTICLE VII

DAMAGE OR DESTRUCTION

Section 7.1. If the Demised Premises shall be (i) so damaged that substantial alteration or reconstruction of the Demised Premises shall, in Landlord’s opinion, be required (whether or not the Demised Premises shall have been damaged by such casualty); or (ii) any mortgagee of the Demised Premises should require that the insurance proceeds payable as a result of a casualty be applied to the payment of any mortgage debt on the Demised Premises; or (iii) there is any material uninsured loss to the Demised Premises; or (iv) the Demised Premises shall be partially damaged by casualty during the last year of the then current Term, and the estimated cost of repair exceeds ten (10%) percent of the Fixed Rent then remaining to be paid by Tenant for the balance of the then current Term; either Landlord or Tenant may, within ninety (90) days after such casualty, give written notice to the other party of such party’s election to cancel and terminate this Lease, and the balance of the Term shall automatically expire on the fifth (5th) day after such notice is delivered.

Section 7.2. If Landlord does not have the right to terminate this Lease pursuant to Section 7.1 above, or if Landlord has the right to terminate and does not elect to do so, Landlord shall commence and proceed with reasonable diligence to restore the Demised Premises to substantially the same condition they were in immediately prior to the happening of the casualty.

Section 7.3. Fixed Rent, Additional Rent and other such sums payable by Tenant hereunder, shall abate in proportion to the portion of the Demised Premises not useable by Tenant as a result of any casualty, as of the date on which the Demised Premises becomes unusable. Landlord shall not be liable to Tenant for any delay in restoring the Demised Premises or any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from such damage or the repairs, Tenant’s sole remedy being the right to an abatement of Fixed Rent, Additional Rent and other such sums payable by Tenant hereunder, or termination of this Lease as provided above.

ARTICLE VIII

ASSIGNMENT AND SUBLETTING

Section 8.1. Except as specifically provided in this Article VIII, Tenant may not assign, sublet, underlet, mortgage or encumber this Lease or any of its interests hereunder, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Any transfer of Tenant’s interest in this Lease or the Demised Premises by operation of law, regardless of whether the same is characterized as voluntary or involuntary, shall be construed as an “assignment” governed by this Article VIII. Landlord’s written consent to any one assignment shall not act as a waiver of the requirements of consent with respect to any subsequent assignment.

Section 8.2. Upon a permitted assignment or subletting under this Article VIII, the assignee shall assume all rights and obligations of Tenant under this Lease. Any assignee of Tenant shall deliver to Landlord an assumption agreement in a form reasonably satisfactory to Landlord no less than ten (10) days after the effective date of the proposed assignment. Notwithstanding anything to the contrary contained in this Lease, upon a permitted assignment of this Lease, the assigning Tenant’s liability under this Lease shall terminate.

Section 8.3. Notwithstanding any contrary provision of this Article VIII, Landlord shall not withhold its consent to an assignment or subletting by Tenant so long as the proposed assignee (i) agrees in writing to be bound by all of the terms and conditions contained herein; and (ii) demonstrates to Landlord’s satisfaction, which may not be unreasonably withheld, adequate tangible financial resources to meet the obligations of Tenant under this Lease.

Section 8.4. Notwithstanding any contrary provision of this Article VIII, Landlord’s consent shall not be necessary for any assignment or subletting to any person or entity (i) which is an affiliate of Tenant;  (ii) with which or into which Tenant has merged or consolidated; or (iii) which acquires all, substantially all or a majority of Tenant’s assets or leases in the state in which the Demised Premises is located. For purposes of this Section 8.4, an “affiliate” of a person or entity shall mean any other person or entity which controls, is controlled by, or is under common control with such person or entity.

ARTICLE IX

SUBORDINATION; NON-DISTURBANCE

Section 9.1. Tenant agrees to subordinate its interest in this Lease to any future mortgage or deed of trust encumbering the Demised Premises and held by an institutional mortgagee by the execution of a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in form reasonably acceptable to Tenant and mortgagee. Tenant agrees to execute and deliver the SNDA within ten (10) days request from Landlord. Such SNDA should provide that the Lease will remain in effect and the mortgagee will recognize the Tenant as a lessee so long as the Tenant is not in default under the lease. Tenant’s interest in this Lease shall not be subordinate to any future mortgage or deed of trust until Tenant receives a fully executed SNDA from the holder of such mortgage or deed of trust.

ARTICLE X

OBLIGATIONS OF TENANT

Section 10.1. Tenant shall promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all governmental or quasi-governmental authorities or bodies then having jurisdiction over the Demised Premises (or any part thereof) and/or the use and occupation thereof by Tenant, of every nature and kind, whether any of the same relate to or require (i) structural or non-structural changes to or in and about the Demised Premises or any buildings or other improvements thereon including, without limitation, any equipment located thereon, or (ii) changes or requirements incident to or as the result of any use or occupation thereof or otherwise, and Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto.

Section 10.2. Any work performed or alterations or changes made to the Demised Premises shall be subject to, and performed in accordance with, the provisions of Article V hereof.

Section 10.3. Tenant shall indemnify and save harmless Landlord and his agents against and from (a) any and all claims arising from (i) the conduct of business in the Demised Premises, (ii) any work or thing whatsoever done, or any condition created in or abut the Demised Premises by the Tenant during the Term, or (iii) any negligent or wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, or contractors, and (b) all liabilities, costs and expenses, including reasonable attorney’s fees and disbursements, incurred or suffered by Landlord, in or in connection with any such claim, action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Landlord. Tenant or its counsel shall keep Landlord fully apprised at all times of the status of such defense.

Section 10.4.

A. If at any time prior to, or during the Term hereof (or within the statutory period thereafter if attributable to Tenant), any mechanic’s or other lien shall be filed against the Demised Premises or any part thereof for work performed by the Tenant, Tenant shall at its sole cost and expense cause the same to be discharged by payment, bonding or otherwise, as provided by law, within 30 days after receipt of notice by Tenant of the filing thereof. In default of Tenant’s procuring the discharge of any such lien as aforesaid, Landlord may, without notice, and without prejudice to his other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Additional Rent forthwith.

B. Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant upon or in connection with the Demised Premises, and no mechanic’s or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest, of Landlord in and to the Demised Premises or in and to any buildings, alterations, repairs, or improvements to be erected or made thereon.

ARTICLE XI

DEFAULT BY TENANT

Section 11.1. Each of the following shall be deemed an event of default (an “Event of Default”) and a material breach of this Lease by Tenant:

(a) If the Fixed Rent or any Additional Rent herein reserved shall not be paid as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice by Landlord to Tenant.

(b) If Tenant shall default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, and such default shall continue for a period of thirty (30) days after written notice by Landlord to Tenant (provided this 30 day cure period shall be extended for such reasonable period of time as is necessary to cure the default, if the alleged default is not reasonable capable of cure within said 30-day period and Tenant commences and continues to diligently cure the alleged default).

(c) If Tenant should fail to pay the Fixed Rent or any Additional Rent when due and payable more than three (3) times in any six (6) month period during the Term.

Section 11.2. Upon the occurrence of any Event of Default, Landlord shall have the right thereafter to terminate and end this Lease and the term hereby granted, as well as all of the right, title and interest of Tenant hereunder, by giving to Tenant a written notice of the termination of this Lease, and upon the expiration of the time fixed in such termination notice, which shall not be less than fifteen (15) days after the giving thereof, this Lease and the term hereby granted, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire in the same manner, and with the same force and effect (except as to Tenant’s liability as hereinafter provided) as if the expiration of time fixed in such notice were the end of the Term; and Tenant shall then immediately quit and surrender to Landlord the Demised Premises, including any and all buildings, additions and improvements erected thereon, all other improvements, and Landlord may enter into or repossess the Demised Premises, whether by force, summary proceedings or otherwise; and Tenant hereby waives any and all rights to recover or regain possession of the Demised Premises or to reinstate or to redeem this Lease, as permitted or provided by or under any of the provisions of any statute, law or decision now or hereafter in force and effect, and Tenant hereby waives any and all right to any second or further trial in ejectment, or to any other actions, as provided by any statute, law or decision now or hereafter in force and effect; and Tenant hereby also waives the service of any further notice demanding rent, or of intention to reenter, as provided by any present or future statute, law or decision.

Section 11.3. In the event of a cancellation or termination of this Lease, other than the early termination permitted in accordance with Section 2.2 above, either by operation of law, or by the issuance of a warrant of dispossess, or by the service of a notice of termination as above provided, or otherwise, for any cause or causes whatsoever, except by fire or other casualty or condemnation by public or private authority as herein provided, Tenant shall, nevertheless, remain liable to Landlord to pay a sum equal to the Fixed Rent and Additional Rent herein reserved for the balance of the term herein originally demised; and Landlord may, without notice, repair or alter the Demised Premises in such manner as Landlord may deem necessary or advisable and/or let or relet the Demised Premises, and any and all parts thereof, for the whole, or any part, of the remainder of the said original Term, or for any period of time beyond the expiration of the originally demised Term, in Landlord’s name, or as the agent of Tenant, and, out of any rent so collected and received, Landlord shall first pay to himself the expense and cost of retaking, repossessing, repairing and/or altering the Demised Premises, and the expense of removing all persons and property therefrom, and second, pay to himself any cost or expense sustained in securing any new tenant or tenants, and third, pay to himself any balance remaining on account of the liability of Tenant to Landlord for the sum equal to the rent reserved herein and unpaid by Tenant for the remainder of the Term.

Section 11.4. Should any rent so collected by Landlord after the payments aforesaid, be insufficient fully to pay to Landlord a sum equal to the Fixed Rent and Additional Rent stipulated for herein, the balance or deficiency shall be paid by Tenant on the rent days above specified; that is, upon each of such rent days, Tenant shall pay to Landlord the amount of the deficiency then existing; and Tenant hereby agrees to be and remain liable for any such deficiency. The right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of Fixed Rent and Additional Rent herein reserved, if there shall be no reletting, shall survive the issuance of any warrant of dispossess, or other termination of this Lease; and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such warrant of dispossess, or other termination or cancellation of the hereby demised term.

Section 11.5. A suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of the Fixed Rent or Additional Rent due hereunder, may be brought by Landlord, from time to time, at his election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease, or the term hereof, would have expired by limitation, had there been no such default by the Tenant or no such termination or cancellation.

ARTICLE XII

REMEDIES OF LANDLORD

Section 12.1. In the event that Tenant shall fail to pay any of the items required to be paid by Tenant pursuant hereto (other than the Fixed Rent), Landlord may, but shall not be required to, pay any such items, premiums or sums, and shall thereupon become entitled to repayment from Tenant, on demand, of any amount so paid.

Section 12.2. No performance by Landlord of any of the obligations on Tenant’s part to be performed hereunder shall be or be deemed to be a waiver of Tenant’s default in the failure to perform the same nor shall the performance thereof by Landlord release or relieve Tenant from any obligations on Tenant’s part to be performed under this Lease.

Section 12.3. Landlord shall at all times during the Term, upon reasonable notice given to Tenant, have the right and privilege to enter the Demised Premises and the buildings, additions and improvements thereon at reasonable times for the purpose of inspecting the same to prospective purchasers or mortgagees thereof. Also, provided Landlord provides tenant with reasonable advance notice, Landlord shall also have the right and privilege during the last ninety (90) days prior to the Expiration Date (i) to enter the Demised Premises and the buildings, additions and improvements thereon at reasonable times during business hours for the purpose of exhibiting the same to prospective new tenants; and (ii) to display the customary “To Let” and “For Sale” signs on said buildings. Landlord shall, during the Term, have the right and privilege to enter the Demised Premises at any time without notice in the event of an emergency.

Section 12.4. Landlord shall, at all times during the Term, upon reasonable notice given to Tenant, have the right to enter the Demised Premises or any part thereof, for the purpose of making such repairs or alterations therein as Landlord deems necessary, but such right of access shall not be construed as obligating Landlord to make any repairs to or replacements of said building or buildings, additions or improvements or as obligating Landlord to make any inspection or examination of said building or buildings, additions or improvements.

Section 12.5. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others, or of any rights or remedies otherwise provided at law or in equity.

Section 12.6. In addition to and cumulative with any other remedy herein, Landlord shall have the right to impose a late fee of five percent (5%) on any payment of Fixed Rent, Additional Rent or any other sum due hereunder which is not paid within thirty (30) days of the date due. If after such thirty (30) day period any payment of Fixed Rent, Additional Rent or other such amount due hereunder shall bear interest at the annual rate equal to the lower of eighteen percent (18%) or the highest rate allowed by law.

ARTICLE XIII

DEFAULT BY LANDLORD

Section 13.1. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations or breaches any of its covenants contained in this Lease and said failure or breach continues for a period of thirty (30) days after written notice from Tenant to Landlord (this thirty (30) day period shall be extended for such reasonable period of time as is necessary to cure the default, if the alleged default is not reasonably capable of cure within the thirty (30) day period and Landlord commences and continues diligently to cure said default).

ARTICLE XIV

TENANT’S REMEDIES

Section 14.1. Upon a default by Landlord, Tenant shall have the right to terminate this Lease or vacate the Demised Premises in the event of a breach by Landlord which is not timely cured. In addition, if Landlord is in default under this Lease, Tenant may commence an independent action against Landlord for any remedy available to Tenant at law or in equity, all such remedies to be cumulative and non-exclusive. In addition, should Tenant obtain a final, unappealable monetary judgment against Landlord, Tenant may offset such judgment against all Fixed Rent and Additional Rent and other sums next due under this Lease until Tenant has fully recovered the amount of such judgment. In all events, Landlord’s liability under this Lease shall be limited to Landlord’s interest in the Demised Premises.

ARTICLE XV

NO WAIVER BY LANDLORD

Section 15.1. No receipt of moneys by Landlord from Tenant after the termination or cancellation of this Lease shall reinstate, continue or extend the Term, or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the Fixed Rent or Additional Rent then due, or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Demised Premises by proper suit, action, proceeding or remedy, except as in this Lease otherwise specifically stated; it being agreed that after the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Demised Premises, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without, in any manner, affecting such notice, proceeding, suit, action, order or judgment; and any and all such moneys collected shall be deemed to be payments on account of the use and occupation of the Demised Premises or, at the election of Landlord, on account of Tenant’s liability hereunder.

Section 15.2. The failure of Landlord to enforce any agreement, condition, covenant or term, by reason of its breach by Tenant, shall not be deemed to void, waive or affect the right of Landlord to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach.

Section 15.3. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled in case of any breach by Tenant of any of the terms, covenants and conditions of this Lease. The failure of Landlord to insist in any one or more case upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such terms, covenants and conditions. The receipt by Landlord of rent with knowledge of the breach of any of such terms, covenants and conditions shall not be deemed a waiver of such breach. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statements shall not, of itself, constitute any change in or termination of this Lease. No surrender of the Demised Premises by Tenant (prior to any termination of this Lease) shall be valid unless consented to in writing by Landlord.

ARTICLE XVI

CONDEMNATION

Section 16.1. If (i) the entire Demised Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or (ii) any portion of the Demised Premises, or the use or occupancy thereof, shall be taken in or by such proceedings so as to (A) render the remaining portion thereof unsuitable for the conduct of Tenant’s business or for Tenant’s use or (B) prevent Tenant from carrying on its normal operations at the Demised Premises for a period of four (4) consecutive months, then Tenant shall, not later than 60 days after any such taking, give notice to Landlord of its intention to terminate this Lease on any business day specified in such notice which occurs not less than 60 nor more than 180 days after the giving of such notice by Tenant and this Lease shall thereupon terminate on the date specified in such notice.

Section 16.2. If Tenant fails to terminate this Lease within the time and in the manner set forth in Section 16.1 above, or elects not to terminate this Lease, this Lease shall continue in full force and effect but Fixed Rent and Additional Rent or other sums payable by Tenant hereunder shall abate in direct proportion to the number of rentable square feet of space of the Demised Premises so taken.

Section 16.3. In any case in which this Lease shall not terminate, but shall continue with respect to the portion of the Demised Premises remaining after the taking, Landlord shall restore that portion of the Demised Premises so remaining to as near a complete architectural unit as is practical; provided, however, that if Landlord’s costs and expenses incurred or to be incurred in connection with such restoration are reasonably estimated by Landlord to exceed the award to be received by Landlord, Landlord, regardless of whether Landlord and Tenant have earlier elected to continue this Lease as to the remaining Demised Premises, may nevertheless terminate this Lease by written notice to Tenant within thirty (30) days following Landlord’s receipt of payment representing full compensation for the Demised Premises so taken or damaged by such taking.

Section 16.4. Except to the extent set forth in Section 16.5 below, all awards in condemnation, whether recovered as a result of litigation, or in settlement thereof, or as part of a private purchase in lieu of condemnation, and whether termed compensation or damages, but payable in any event for the taking of all or a portion of the Demised Premises shall belong solely to Landlord. Tenant assigns to Landlord all of Tenant’s right, title, and interest, if any, in and to such awards in condemnation, and all rights to an apportionment thereof. Tenant consents to Landlord’s withdrawal of any sum deposited into the court registry of any court of competent jurisdiction by a condemning authority, at any time during the pendency of condemnation proceedings, should such proceedings be initiated against Landlord, except to the extent to which any sums so deposited represent damages or compensation which belong to Tenant pursuant to the provisions of Section 16.5 below.

Section 16.5. Tenant shall have the right to claim and recover, provided Tenant asserts and pursues such claims against the condemning authority, only that compensation or damage representing Tenant’s moving and relocation expenses and the value of personal property and trade fixtures owned by Tenant and which do not become the property of Landlord upon the expiration or sooner termination of this Lease. Tenant may also pursue its business damage claim against the condemning authority.

ARTICLE XVII

ESTOPPEL CERTIFICATE

Section 17.1. At any time and from time to time either party, upon request of the other party, will execute, acknowledge and deliver an instrument, stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereto (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Rent hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared hereunder by either party or if so, specifying the same. Such instrument will be executed by the other party and delivered to the requesting party within fifteen (15) days of receipt of a written request therefor.

ARTICLE XVIII

QUIET ENJOYMENT

Section 18.1. Tenant, upon payment of the rents herein reserved and upon the due performance and observance of all the covenants, conditions and agreements herein contained on Tenant’s part to be performed and observed, shall and may at all times during the term hereby granted peaceably and quietly have, hold and enjoy the Demised Premises without any manner of suit, trouble or hindrance of and from any person whatsoever.

ARTICLE XIX

SURRENDER

Section 19.1. Tenant shall, on the last day of the term hereof, or upon the sooner termination of the term hereof, quit and surrender to Landlord the Demised Premises vacant, free of all furniture and other personal property, and in good order and condition, ordinary wear and tear and obsolescence excepted, and Tenant shall remove or demolish all of the fixtures, fences, railings, structures and other improvements which Landlord shall elect pursuant to and in accordance with Section 5.4 hereof. Tenant’s obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term.

Section 19.2. Upon the expiration of the Term, all Fixed Rent and Additional Rent and other items payable by Tenant under this Lease shall be apportioned to the date of termination. Tenant’s obligation to pay such amounts shall survive the expiration or earlier termination of the Term.

ARTICLE XX

UTILITIES

Section 20.1. Tenant shall pay for all utility services, including electricity, water, garbage, sewage, and other charges and expenses in connection with the Demised Premises.

ARTICLE XXI

SECURITY DEPOSIT

Section 21.1. As a condition precedent to Landlord’s obligations under this Lease, Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, the sum of one month’s rent, representing a security deposit (“Security Deposit”), to secure Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease. The Security Deposit shall be held by Landlord as security for Tenant’s full and faithful performance of the terms, covenants, and conditions of this Lease including the payment of Fixed Rent and Additional Rent. The Security Deposit shall not be considered an advance payment of Rent and shall never constitute liquidated damages for any default by Tenant. The Security Deposit may be commingled with other funds of Landlord and Landlord shall pay to Tenant any and all interest that may accrue on the Security Deposit during the Term.

Section 21.2. Notwithstanding anything to the contrary in Section 21.1, Landlord hereby agrees to waive the requirement of the Security Deposit. However in the event Tenant is permitted to assign or sublet in accordance with the terms and conditions of this Lease, the provisions of Section 21.1 shall apply to the permitted assignee.

ARTICLE XXII

FORCE MAJEURE

Section 22.1. Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed or hindered in, or prevented from the performance of, any act required under this Lease (other than the payment of Rent by Tenant) by reason of strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, service, or financing, through hurricanes, floods, other natural disasters, or acts of God, or for any other cause beyond the direct control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay.

ARTICLE XXIII

BROKER

Section 23.1.  Landlord and Tenant represent and warrant that they neither consulted nor negotiated with any broker or finder with respect to the Demised Premises. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone with whom they have dealt in connection with the Demised Premises or this Lease including attorneys’ fees incurred in connection with the defense of any such claim.

ARTICLE XXIV

HAZARDOUS SUBSTANCES

Section 24.1. The term “Hazardous Substances” shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required, or the use of which is restricted, regulated, prohibited or penalized by any “Environmental Law” which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant agrees that (a) no activity will be conducted on the Demised Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Demised Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (c) Tenant will not install any underground tanks of any type; (d) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (e) Tenant will not permit any Hazardous Substances to be brought onto the Demised Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the Term, the Demised Premises are found to be so contaminated or subject to said conditions, Tenant shall indemnify, defend, and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Demised Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease

ARTICLE XXV

HOLDOVER

Section 25.1. Tenant agrees to quit and surrender vacant, full, broom-clean possession of the Premises to Landlord on the Expiration Date free and clear of any leases, tenancies, and rights of occupancy in anyone claiming through Tenant. If Tenant shall fail or refuse to surrender vacant, full, broom-clean possession of the Demised Premises to Landlord on or before the expiration of this Lease, then Tenant shall pay to Landlord for each day or fraction of a day that Tenant shall fail to surrender such vacant, full, broom-clean possession of the Demised Premises to Landlord an agreed-upon sum equal to two (2) times the quotient obtained by dividing (i) the sum of the monthly installments of Fixed Rent then payable under this Lease by (ii) 30. In addition Tenant shall pay to Landlord for each day or fraction of a day that Tenant shall fail to surrender such vacant, full, broom-clean possession of the Premises to Landlord an agreed-upon sum equal to the quotient obtained by dividing (i)  one-twelfth of all Additional Rent then payable under this Lease; by (ii) 30.

ARTICLE XXVI

RULES AND REGULATIONS

Section 26.1. Tenant acknowledges that the Demised Premises are located within an office park and that there is an office park association which has promulgated such rules and regulations governing buildings located in the office park. Tenant agrees that all activities conducted by Tenant, its employees, agents and invitees on the Demised Premises will comply with the rules and regulations promulgated by the office park association.

ARTICLE XXVII

MISCELLANEOUS PROVISIONS

Section 27.1. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or Tenant’s use or occupancy of the Demised Premises.

Section 27.2.

(a)         The term “Landlord” as used herein shall mean only the owner or the mortgagee in possession for the time being of the Demised Premises, so that in the event of any sale, transfer or conveyance of the Demised Premises, Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder.

(b)         The term “Tenant” as used herein shall mean the tenant named herein, and from and after any valid assignment or transfer in whole of said Tenant’s interest under this Lease pursuant to the provisions of Article VIII, shall mean only the assignee or transferee thereof.

(c)         The words “re-enter” and “re-entry” as used herein shall not be restricted to their technical legal meaning.

Section 27.3. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 27.4. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

Section 27.5. This Lease contains the entire agreement between the parties and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of such modification is sought.

Section 27.6. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and permitted assigns.

Section 27.7. Notice wherever provided for herein shall be in writing and shall be given either by personal service with acknowledgment of receipt, by certified or registered mail, return receipt requested, by overnight courier or by facsimile, to the persons and at the addresses hereinabove set forth, or to such other persons or at such other addresses as may be designated by written notice from either party to the other. Notices shall be deemed given on the date of the mailing or personal service thereof.

Section 27.8. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

Section 27.9. This Lease shall not become binding upon Landlord, unless and until Landlord shall have unconditionally delivered a fully executed copy of this Lease to Tenant.

Section 27.10. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. LANDLORD DOES NOT MAKE ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE PRESENCE OR ABSENCE OF RADON GAS AT THE DEMISED PREMISES.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

WITNESSES:

“Landlord”

Xenon Research, Inc., a Florida corporation
Name:
	By:	/s/ Simon Raab
	Name:	Simon Raab
	Title:	President

Name:

“Tenant”

FARO Technologies, Inc., a Florida corporation

	By:	/s/ Jay Freeland
Name:	Name:	Jay Freeland
	Title:	Co-CEO

Name: